AMENDMENT NO. 8

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of July 31, 2013, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Counselor Series Trust (Invesco Counselor Series Trust), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to change the names of Invesco U.S. Quantitative Core Fund to Invesco Low Volatility Equity Yield Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco California Tax-Free Income Fund
Invesco Core Plus Bond Fund
Invesco Equally-Weighted S&P 500 Fund
Invesco Floating Rate Fund
Invesco S&P 500 Index Fund
Invesco Global Real Estate Income Fund
Invesco Low Volatility Equity Yield Fund
Invesco American Franchise Fund
Invesco Equity and Income Fund
Invesco Growth and Income Fund
Invesco Pennsylvania Tax Free Income Fund
Invesco Small Cap Discovery Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr

Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ David C. Warren

Name:	David C. Warren
Title:	Executive Vice President & Chief Financial Officer

By:	/s/ Harsh Damani

Name:	Harsh Damani
Title:	Senior Vice President, Fund Administration & Chief Financial Officer, Funds

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ M. Fraiken /s/ Z. Rieger

Name:	M. Fraiken Z. Rieger
Title:	17.07.2013 17.07.2013

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ M. McLoughlin

Name:	M. McLoughlin
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Nick Burrell /s/ Mark Yesberg

Name:	Nick Burrell Mark Yesberg
Title:	Company Secretary Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Anna Tong /s/ Fanny Lee

Name:	Anna Tong Fanny Lee
Title:	Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor
Title:	Secretary & General Counsel